Exhibit 99.1

    SERVICE CORPORATION INTERNATIONAL COMMENCES CASH TENDER OFFER AND CONSENT SOLICITATION WITH RESPECT TO CERTAIN OF ITS 7.70% NOTES DUE APRIL 15, 2009

    HOUSTON, Sept. 7 /PRNewswire-FirstCall/ -- Service Corporation International (NYSE: SCI), which owns and operates funeral service locations and cemeteries, announced today that it has commenced a cash tender offer to purchase any and all of its outstanding 7.70% Notes due April 15, 2009, CUSIP Nos. 817565AX2, 817565AV6 and 817565AW4 (the "Notes"). The aggregate outstanding principal amount of the Notes is $144,465,000, as of the date of this press release. In conjunction with the tender offer, SCI is soliciting consents (the "Consents") from holders to effect certain amendments to the indenture governing the Notes to eliminate substantially all of the restrictive covenants as well as certain events of default. Adoption of the proposed amendments requires the consent of holders of at least a majority of the aggregate principal amount of Notes outstanding. The tender offer and consent solicitation are being made pursuant to an Offer to Purchase and Consent Solicitation Statement dated September 7, 2006, which sets forth more fully the terms and conditions of the tender offer and consent solicitation.

    The tender offer is scheduled to expire at 11:59 p.m., New York City time, on October 5, 2006, unless extended or earlier terminated (the "Expiration Date"). The consent solicitation will expire at 5:00 p.m., New York City time, on September 20, 2006 unless extended or earlier terminated (the "Consent Date").

    The total consideration to be paid for each validly tendered Note, subject to the terms and conditions of the tender offer and consent solicitation, will be paid in cash and calculated based in part on the 3-1/8% U.S. Treasury Note due April 15, 2009 (the "Reference Security"). The total consideration for each $1,000 principal amount of Notes will be equal to the present value of the amounts of interest and principal that would have been paid pursuant to the terms of the Notes on each interest payment date and the maturity date, determined as set forth below at a yield (the "Tender Offer Yield"), equal to the sum of (x) the yield on the Reference Security as calculated by the Dealer Manager in accordance with standard market practice, based on the bid price for such Reference Security as of 2:00 p.m., New York City time, on the eleventh business day immediately preceding the Expiration Date, namely September 20, 2006, assuming that the Expiration Date is not extended, as displayed on the reference page of the Bloomberg Government Pricing Monitor set forth below or any other source selected by the Dealer Manager in its sole discretion if the Bloomberg Government Pricing Monitor is not available or is erroneous, and (y) 50 basis points, minus any accrued and unpaid interest up to, but not including, the payment date. The detailed methodology for calculating the total consideration for Notes is outlined in the Offer to Purchase and Consent Solicitation Statement dated September 7, 2006, relating to the tender offer and the consent solicitation.

    The following table summarizes terms material to the determination of the total consideration to be received in the tender offer:

    Security Description     CUSIP Nos.     Principal Amount Outstanding
    --------------------     ----------     ----------------------------
      7.70% Notes due        817565AX2              $144,465,000
      April 15, 2009         817565AV6
                             817565AW4

     Reference        Bloomberg          Fixed Spread
     Security       Reference Page     (in basis points)    Consent Payment
    -----------     --------------     -----------------    ----------------
    3 1/8% U.S.         PX5                  50.0            $20 per $1,000
     Treasury                                               principal amount
     Note due                                                   of Notes
     April 15,
      2009

    Holders who tender their Notes must consent to the proposed amendments. Holders who tender on or prior to the Consent Date will be eligible to receive the total consideration described above, which includes a $20.00 consent payment per $1,000 principal amount of Notes. Tendered Notes may not be withdrawn, and consents may not be revoked, after the Consent Date. Holders who tender after the Consent Date and on or prior to the Expiration Date will be eligible to receive the total consideration less the consent payment of $20.00 per $1,000 principal amount of Notes. In either case, SCI will pay holders whose Notes are validly tendered and accepted for purchase, accrued and unpaid interest up to, but not including, the payment date. Payments are expected to be made promptly after the Expiration Date.

    The obligation to accept for purchase and to pay for Notes in the tender offer is conditioned on, among other things:

     * The tender of Notes representing at least a majority of the principal amount of Notes outstanding on or prior to the Consent Date;

     * The consummation of the previously announced acquisition ("Acquisition") of Alderwoods Group, Inc. ("Alderwoods") pursuant to the Agreement and Plan of Merger, dated April 2, 2006, by and among SCI, Coronado Acquisition Corporation and Alderwoods, on or prior to the Expiration Date;

     * The receipt of financing, in an amount and on terms satisfactory to SCI, sufficient to pay, together with cash on hand, all amounts needed in connection with the Acquisition and the refinancing transactions and to purchase all Notes tendered and Consents delivered; and

     * The execution of a supplemental indenture implementing the proposed amendments to the indenture governing the Notes, which will eliminate substantially all of the restrictive covenants as well as certain events of default.

    SCI has retained J.P. Morgan Securities Inc. to serve as the exclusive Dealer Manager and Solicitation Agent for the tender offer and the consent solicitation. Questions concerning the terms of the tender offer and the consent solicitation may be directed to J.P. Morgan Securities Inc. at (212) 270-3994 (call collect). Copies of the Offer to Purchase may be obtained by calling the information agent, Global Bondholder Services Corporation, toll-free at (866) 470-3900 or at (212) 430-3774 (banks and brokerage firms).

    SCI currently has outstanding a separate series of 7.70% Notes due 2009, which have different CUSIP Numbers. SCI is not making a tender offer or consent solicitation for those notes.

    This announcement is not an offer to purchase, a solicitation of an offer to purchase or a solicitation of consents with respect to any securities. The tender offer and consent solicitation are being made solely by the Offer to Purchase and Consent Solicitation Statement dated September 7, 2006. SCI reserves the right to terminate, withdraw or amend the tender offer and consent solicitation at any time and from time to time subject to applicable law, as described herein.

    Cautionary Statement on Forward-Looking Statements

    The statements in this press release that are not historical facts are forward-looking statements. These forward-looking statements have been made in reliance on the "safe harbor" protections provided under the Private Securities Litigation Reform Act of 1995. These statements may be accompanied by words such as "believe," "estimate," "project," "expect," "anticipate," or "predict," that convey the uncertainty of future events or outcomes. These statements are based on assumptions that we believe are reasonable; however, many important factors could cause our actual results in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by, or on behalf of us. Important factors which could cause actual results to differ materially from those in forward-looking statements include, among others, unfavorable market conditions, and our ability to successfully complete the tender offer.

    For further information on these and other risks and uncertainties, see our Securities and Exchange Commission (SEC) filings, including our 2005 Annual Report on Form 10-K, as amended. Copies of this document as well as other SEC filings can be obtained from our website at http://www.sci-corp.com . We assume no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by us, whether as a result of new information, future events or otherwise.

    Service Corporation International, headquartered in Houston, Texas, owns and operates funeral service locations and cemeteries. We have an extensive network of businesses including 1,041 funeral service locations and 351 cemeteries in North America as of June 30, 2006. For more information about Service Corporation International, please visit our website at http://www.sci-corp.com .

     For additional information contact:

     Investors:  Debbie Young - Director of Investor Relations
                 (713) 525-9088

     Media:      Greg Bolton - Director / Corporate Communications
                 (713) 525-5235

SOURCE  Service Corporation International
    -0-                             09/07/2006
    /CONTACT: investors, Debbie Young, Director of Investor Relations, +1-713-525-9088, or media, Greg Bolton, Director, Corporate Communications, +1-713-525-5235, both of Service Corporation International/
    /Web site:  http://www.sci-corp.com /
    (SCI)